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                                                                    EXHIBIT 23.6

                                Consent of Expert

         We consent to the use of our firm's name, and the reference to our opinion, in the registration statement on Form S-4 to be filed with the Securities and Exchange Commission relating to the public offering by TekInsight of shares of its Series A convertible preferred stock in connection with the proposed merger of Data Systems Network Corporation with and into TekInsight Services, Inc., a wholly-owned subsidiary of TekInsight.


                                                     VALUEMETRICS, INC.

                                                     /s/ John L. Miscione
                                                     -------------------------
                                                     Name: John L. Miscione
                                                     Title:   Managing Director


Dated this  ___ day of April, 2000